UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 5, 2011
Date of Report (Date of earliest event reported)
ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11727 (Commission File Number)	73-1493906 (IRS Employer Identification Number)
3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
          Energy Transfer Partners, L.P. (“ETP”) and Energy Transfer Equity, L.P. (“ETE”) issued a joint press release announcing that the two partnerships have entered into a definitive merger agreement pursuant to which ETE will contribute to ETP by merger a 50% interest in Citrus Corp., which owns 100% of the Florida Gas Transmission pipeline system, in exchange for approximately $1.9 billion, subject to the successful consummation of the merger between Southern Union Company (“SUG”) and ETE. Citrus Corp. is currently jointly owned by SUG and El Paso Corporation. ETE and SUG announced that they have entered into an amended and restated merger agreement under which ETE will acquire all of the outstanding common stock of SUG for cash and ETE common units.
          A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
          In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 8.01 Other Events.
     To the extent required, the information included in Item 7.01 of this Form 8-K is hereby incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit Number	Description of the Exhibit
Exhibit 99.1	Energy Transfer Partners, L.P. Press Release dated July 5, 2011

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
	By:	Energy Transfer Partners GP, L.P.,
its general partner

	By:	Energy Transfer Partners, L.L.C.,
its general partner

Date: July 5, 2011		/s/ Martin Salinas, Jr.
Martin Salinas, Jr.
Chief Financial Officer

Exhibit Index

Exhibit Number	Description of the Exhibit
Exhibit 99.1	Energy Transfer Partners, L.P. Press Release dated July 5, 2011